UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________________________________

FORM 8-K
____________________________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):               December 18, 2013
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Joy Global Inc.
(Exact name of Registrant as Specified in Its Charter)
 ____________________________________________

Delaware	001-09299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780
Milwaukee, WI 53202
(Address of Principal Executive Offices)

414-319-8500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In accordance with the previously disclosed executive succession plan of Joy Global Inc. (the “Company”), on December 18, 2013 Michael W. Sutherlin resigned as the Company’s President and Chief Executive Officer, and as a director, which resignations took effect immediately, and Edward L. Doheny was elected to the positions of President and Chief Executive Officer. Mr. Sutherlin will remain with the Company until his February 1, 2014 retirement date.

Mr. Doheny, 51, served as the Company’s Executive Vice President and President and Chief Operating Officer of the Underground Mining Equipment division since 2006. In connection with the Company’s executive succession planning process, Mr. Doheny was elected to the Company’s board of directors on December 3, 2013. Coincident with Mr. Doheny’s election as President and Chief Executive Officer, he was appointed to the Executive Committee of the board of directors.

On December 18, 2013, the Company also elected Randal W. Baker to the new position of corporate Chief Operating Officer. In this capacity, Mr. Baker, 50, will oversee both the Surface Mining Equipment and the Underground Mining Equipment divisions. Mr. Baker served as Executive Vice President of the Company and President and Chief Operating Officer of the Surface Mining Equipment division since 2009.

Neither Mr. Doheny nor Mr. Baker, nor their respective immediate family members, is a party, either directly or indirectly, to any transaction for which disclosure would be required to be reported under Item 404(a) of Regulation S-K.

In connection with Mr. Sutherlin’s pending retirement, on December 18, 2013 the Human Resources and Nominating Committee (the “Committee”) of the Company’s board of directors determined that upon Mr. Sutherlin’s retirement (i) restricted stock units previously granted shall become non-forfeitable and (ii) unvested stock options previously granted shall become vested in full. The Committee’s decision affects 12,424 restricted stock units, representing restricted stock units granted in December 2009 and 2010 and additional restricted stock units accrued in lieu of dividends since the date of the initial grants. The restricted stock units will continue to vest and be settled pursuant to the terms of the Restricted Stock Unit Award Agreement applicable to each grant of restricted stock units. The Committee’s decision affects 10,666 stock options granted in December 2011 with an exercise price of $89.65 and 25,333 stock options granted in December 2012 with an exercise price of $56.18. The stock options will be exercisable at any time prior to February 1, 2017.

Item 8.01 Other Events.

On December 18, 2013, the Company issued a press release announcing the election of Mr. Doheny as President and Chief Executive Officer, Mr. Sutherlin’s resignation from those positions and as a director, and the election of Mr. Baker as Chief Operating Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Joy Global Inc. dated December 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: December 18, 2013	By:	/s/ James E. Agnew
James E. Agnew
Vice President, Controller
and Chief Accounting Officer
(Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.    Description

99.1    Press Release of Joy Global Inc. dated December 18, 2013.